UNISEX AMENDMENT RIDER                             AETNA LIFE INSURANCE AND
     For Use With 38899-93                              ANNUITY COMPANY


                   The provisions below are modified as follows:

Age and/or Sex
Proceeds
Cost of Insurance Rate
All references to sex in these provisions are deleted.

Cost of Insurance Rate

The sentence in this provision is changed to:
      Those rates are based on the 1980 Commissioners Standard Ordinary Mortality Table, Table A, Nonsmoker.

The last sentence of this provision is deleted.

Settlement Options
Option 3 - Life Income
The following tables replace those described in this provision.


                           Rates for Fixed Payments with Guaranteed Interest Rate of 3.0%

------------------------------------------------------------------------------------------------------------------------------------
                                                  MONTHLY LIFE INCOME PER $1,000 PROCEEDS
------------------------------------------------------------------------------------------------------------------------------------
                                                             WITH FIXED PERIOD
                            --------------------------------------------------------------------------------
         ADJUSTED                                                                                                    WITHOUT
           AGE                      10 YEARS                   15 YEARS                   20 YEARS                 FIXED PERIOD
--------------------------- -------------------------- -------------------------- -------------------------- -----------------------
            50                       $4.03                       $3.99                      $3.93                      $4.05
            51                        4.09                        4.05                       3.99                       4.12
            52                        4.16                        4.11                       4.04                       4.19
            53                        4.23                        4.18                       4.10                       4.27
            54                        4.31                        4.25                       4.16                       4.35

            55                        4.39                        4.32                       4.22                       4.44
            56                        4.47                        4.40                       4.29                       4.53
            57                        4.56                        4.48                       4.35                       4.62
            58                        4.65                        4.56                       4.42                       4.72
            59                        4.75                        4.64                       4.49                       4.83

            60                        4.86                        4.73                       4.55                       4.95
            61                        4.97                        4.83                       4.62                       5.07
            62                        5.08                        4.92                       4.69                       5.20
            63                        5.20                        5.02                       4.76                       5.34
            64                        5.33                        5.12                       4.83                       5.49

            65                        5.47                        5.22                       4.89                       5.65
            66                        5.61                        5.33                       4.96                       5.82
            67                        5.75                        5.44                       5.02                       6.01
            68                        5.91                        5.54                       5.08                       6.20
            69                        6.07                        5.65                       5.14                       6.41

            70                        6.23                        5.76                       5.19                       6.64
            71                        6.41                        5.86                       5.24                       6.88
            72                        6.59                        5.97                       5.28                       7.14
            73                        6.77                        6.06                       5.32                       7.43
            74                        6.96                        6.16                       5.35                       7.73

            75                        7.14                        6.25                       5.38                       8.06
--------------------------- -------------------------- -------------------------- -------------------------- -----------------------

70211-95US                                                                                                                    Page 1


                                    Rates for Variable Payments with Assumed Net Return Rate of 5%

------------------------------------------------------------------------------------------------------------------------------------
                                               MONTHLY LIFE INCOME PER $1,000 PROCEEDS
------------------------------------------------------------------------------------------------------------------------------------
                                                            WITH FIXED PERIOD
                             ------------------------------------------------------------------------------
         ADJUSTED                                                                                                   WITHOUT
            AGE                       10YEARS                    15 YEARS                  20 YEARS              FIXED PERIOD
---------------------------- -------------------------- --------------------------- ----------------------- ------------------------
            50                         $5.22                      $5.17                       $5.11                   $5.26
            51                          5.28                       5.23                        5.15                    5.33
            52                          5.34                       5.29                        5.20                    5.40
            53                          5.41                       5.35                        5.26                    5.47
            54                          5.48                       5.41                        5.31                    5.54

            55                          5.56                       5.47                        5.36                    5.63
            56                          5.63                       5.54                        5.42                    5.71
            57                          5.72                       5.61                        5.47                    5.80
            58                          5.81                       5.69                        5.53                    5.90
            59                          5.90                       5.77                        5.59                    6.01

            60                          6.00                       5.85                        5.65                    6.12
            61                          6.10                       5.93                        5.71                    6.24
            62                          6.21                       6.02                        5.77                    6.37
            63                          6.33                       6.11                        5.83                    6.51
            64                          6.45                       6.20                        5.89                    6.66

            65                          6.57                       6.30                        5.95                    6.82
            66                          6.71                       6.39                        6.01                    6.99
            67                          6.85                       6.49                        6.06                    7.17
            68                          6.99                       6.59                        6.12                    7.36
            69                          7.15                       6.69                        6.17                    7.57

            70                          7.30                       6.78                        6.21                    7.80
            71                          7.47                       6.88                        6.25                    8.05
            72                          7.64                       6.97                        6.29                    8.31
            73                          7.81                       7.06                        6.33                    8.59
            74                          7.99                       7.15                        6.36                    8.90

            75                          8.16                       7.23                        6.38                    9.23
---------------------------- -------------------------- --------------------------- ----------------------- ------------------------

Option 4 - Joint Life Income Reducing for Survivor
The following tables replace those described in this provision.


                        Rates for Fixed Rate Payments with Guaranteed Interest Rate of 3.0%


------------------------------------------------------------------------------------------------------------------------------------
                                  MONTHLY JOINT INCOME WITH 1/2 TO SURVIVOR PER $1,000 PROCEEDS
------------------------------------------------------------------------------------------------------------------------------------
     ADJUSTED                                                    AGE OF SECOND ANNUITANT
      AGE OF         ---------------------------------------------------------------------------------------------------------------
     ANNUITANT             50             55            60            65            70            75             80           85
-------------------- --------------- ------------- ------------- ------------- ------------- -------------- ------------- ----------

        50               $4.08           $4.27         $4.49         $4.76         $5.07           5.41          5.77          6.12
        55                4.27            4.47          4.71          5.01          5.36           5.74          6.15          6.54
        60                4.49            4.71          4.99          5.32          5.71           6.15          6.62          7.08
        65                4.76            5.01          5.32          5.70          6.15           6.66          7.22          7.77
        70                5.07            5.36          5.71          6.15          6.70           7.32          7.99          8.67
        75                5.41            5.74          6.15          6.66          7.32           8.15          8.99          9.86
        80                5.77            6.15          6.62          7.22          7.99           8.99         10.24         11.40
        85                6.12            6.54          7.08          7.77          8.67           9.86         11.40         13.27
-------------------- --------------- ------------- ------------- ------------- -------------- ------------- ------------- ----------

70211-95US                                                               Page 2


                       Rates for Variable Rate Payments with Assumed Net Return Rate of 5%

------------------------------------------------------------------------------------------------------------------------------------
                                    MONTHLY JOINT INCOME WITH 1/2 TO SURVIVOR PER $1,000 PROCEEDS
------------------------------------------------------------------------------------------------------------------------------------
     ADJUSTED                                                     AGE OF SECOND ANNUITANT
      AGE OF         ---------------------------------------------------------------------------------------------------------------
     ANNUITANT             50             55            60            65            70            75             80            85
-------------------- --------------- ------------- ------------- ------------- ------------- -------------- ------------- ----------
        50               $5.29           $5.48         $5.71         $6.01         $6.36         $6.78          $7.23         $7.68
        55                5.48            5.66          5.91          6.23          6.61          7.05           7.54          8.05
        60                5.71            5.91          6.16          6.51          6.93          7.42           7.96          8.53
        65                6.01            6.23          6.51          6.87          7.34          7.89           8.51          9.16
        70                6.36            6.61          6.93          7.34          7.87          8.51           9.23         10.00
        75                6.78            7.05          7.42          7.89          8.51          9.33          10.20         11.14
        80                7.23            7.54          7.96          8.51          9.23         10.20          11.44         12.64
        85                7.68            8.05          8.53          9.16         10.00         11.14          12.64         14.51
-------------------- --------------- ------------- ------------- ------------- ------------- -------------- ------------- ----------


This Amendment Rider is made a part of this Policy to which it is attached. It is effective on the Date of Issue of this Policy.

It is issued by Aetna Life Insurance and Annuity Company.



                                                        /s/ Lucille M. Nickerson
                                                                 Secretary

70211-95US                                                               Page 3